Exhibit 99.1

Leadis Technology Announces Approval of Plan of Dissolution by its Board of Directors and Receipt of Notice of Non-Compliance with Nasdaq Continued Listing Requirements

SUNNYVALE, Calif. (September 18, 2009) Leadis Technology, Inc. (Nasdaq: LDIS), today announced that its Board of Directors (the “Board”) has determined, after consideration of potential strategic alternatives, that it is in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. In connection with this determination, the Company’s Board has unanimously approved a Plan of Dissolution of the Company (the “Plan of Dissolution”) subject to stockholder approval. The Company intends to hold a special meeting of the stockholders to seek approval of the Plan of Dissolution and intends to file a proxy statement with the Securities and Exchange Commission expeditiously.

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, satisfy or resolve its remaining liabilities and obligations, including contingent liabilities and costs associated with the liquidation and dissolution, make reasonable provisions for unknown claims and liabilities, and make distributions to its stockholders of cash available for distribution, subject to applicable legal requirements. Following stockholder approval of the Plan of Dissolution and the filing of the certificate of dissolution, the Company plans to delist its common stock from the NASDAQ Global Market.

The Company has analyzed its liquidation value and currently estimates that the aggregate amount of liquidating distributions to stockholders will range from $0.93 to $1.20 per share. The total amount of these distributions, however, may vary substantially from this estimate based on a number of factors, including the resolution of outstanding known and contingent liabilities, the possible assertion of claims that are currently unknown to the Company and costs incurred to wind down the Company’s business. As a result, stockholders may receive substantially less than the current estimates.

The Company also today announced that it received a deficiency notice from The NASDAQ Stock Market on September 15, 2009. The notice, in accordance with NASDAQ Marketplace Rule 4450(a)(5) “Minimum Bid Price Requirement,” states that the Company’s common stock has closed below $1.00 per share for 30 consecutive business days. In accordance with Marketplace Rule 4450(e)(2), the Company has 180 days to comply with the minimum $1.00 per share bid price requirement. The Company’s common stock must meet or exceed the $1.00 share price for 10 consecutive business days before March 15, 2010 or it could be subject to delisting from the NASDAQ Global Market. This notification has no effect on the listing of the Company’s common stock at this time.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Leadis Technology, Inc. plans to file expeditiously with the SEC and mail to its stockholders a proxy statement in connection with the proposed dissolution and liquidation. The proxy statement will contain information about the Company, the proposed dissolution and liquidation and related matters. Investors and stockholders are urged to review the proxy statement carefully when it is available. This press release is for informational purposes only. It is not a solicitation of a proxy.

Investors and stockholders may obtain a free copy of the proxy statement and the other relevant materials and any other documents filed by the Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date for the special meeting of stockholders. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Leadis Technology, Inc., Attn: Secretary, 800 W. California Avenue, Suite 200, Sunnyvale, CA 94086, or by contacting the investor relations department of Leadis Technology at (408) 331-8616.

CAUTIONARY STATEMENT ABOUT FORWARD LOOKING STATEMENTS

This release contains information about Leadis Technology’s future expectations, potential dividends, liquidation obligations, expenses and plans, as well as the strategic review undertaken by Leadis Technology, that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the following: our stockholders may not approve the Plan of Dissolution; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, unexpected or greater than expected expenses; our board of directors could elect to abandon or delay implementation of the Plan of Dissolution; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur costs to terminate, retain or replace personnel and consultants; our stockholders will not be able to publicly trade our stock after we close our stock transfer books on the date we file a certificate of dissolution with the Delaware Secretary of State; and we will continue to incur the expenses of complying with public company reporting requirements. Further information on potential risk factors that could affect Leadis Technology, its business and its financial results are set forth in Leadis Technology’s reports filed with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2008 and its Form 10-Q for the quarter ended June 30, 2009. Leadis disclaims any obligation to update these forward-looking statements. (LDISG).